UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2009

Online Vacation Center Holdings Corp.
(Exact name of registrant as specified in its charter)

Florida	0-32137	65-0701352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 N.W. 66th Avenue, Plantation, Florida 33313
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (954) 377-6400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 19, 2009, Online Vacation Center Holdings, Corp. (the “Company”) entered into a definitive agreement (the “Agreement”) to sell the assets and liabilities arising from customer travel after November 2, 2009 of its wholly owned subsidiaries, La Tours and Cruises, Inc. (“La Tours”) and Thoroughbred Travel LLC (“Thoroughbred “) to West University Travel LLC, a Texas limited liability company (“West University”). The principal members of West University are Ray Schutter, President of La Tours and Thoroughbred, and Cecilia Schutter. Pursuant to the Agreement, Mr. and Mrs. Schutter will return 50,000 restricted shares of the Company’s common stock and forgive the Company’s $100,000 note issued to the Schutters in conjunction with the Company’s acquisition of La Tours on January 3, 2007. Upon consummation of the Agreement, Mr. Schutter will resign as President of La Tours and Thoroughbred and the Company will retire the 50,000 shares of its common stock. Thoroughbred Travel LLC was acquired by the Company on September 26, 2006.

The foregoing description of the DefinitiveAgreement and the transactions contemplated thereby is qualified in its entirety by reference to the Definitive Agreement attached as Exhibit 10.1 hereto and the press release attached as Exhibit 99.1 hereto, and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits

Exhibit No.    Description

10.1   Agreement for Sale and Purchase of Certain Business Assets and Assumption of Certain Business Liabilities

99.1   Press Release dated October 22, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Vacation Center Holdings, Corp.

By:	/s/ Edward B. Rudner
Edward B. Rudner Chief Executive Officer

 Dated: October 22, 2009

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